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                                                                  Exhibit 2.10

                                    AGREEMENT

                                     between

                                   TOP COPY CC

                                       and

                                 COLORSMART.COM
                                  INCORPORATED

                 [letterhead of Fairbridge Ardene & Lawton Inc.]
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                                                                          Page 1

                                      INDEX

Clause Number and Description                                     Page No.
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1.  INTERPRETATIONS AND DEFINITIONS.......................................2

2.  RECORDAL..............................................................4

3.  REINSTATEMENT OF SALE OF BUSINESS AGREEMENT...........................4

4.  INTEREST ON PURCHASE PRICE............................................5

5.  CHANGE OF EFFECTIVE DATE AND IMPLEMENTATION DATE......................5

6.  AMENDMENT OF CLAUSE 2.1 OF SALE OF BUSINESS AGREEMENT.................5

7.  BREACH................................................................5

8.  RIGHT OF NOMINATION...................................................6

9.  COUNTERPARTS..........................................................7

10. GENERAL...............................................................7

11. COSTS.................................................................8


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                                                                          Page 2


AGREEMENT

between

TOP COPY CC

and

COLORSMART.COM INC.

THE PARTIES HEREBY AGREE:

1.   INTERPRETATIONS AND DEFINITIONS

     1.1 The headnotes to the clauses of this agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.

     1.2 Unless inconsistent with the context, any expression herein contained, including any expression and any definition thereof in clause 1.3, which denotes:

          1.2.1     any gender, includes the other genders;

          1.2.2 a natural person, includes an artificial person and vice versa;

          1.2.3     the singular, includes the plural and vice versa.

     1.3 Unless inconsistent with the context, the expressions set forth below shall bear the following meanings:

          "Agreement"                             the agreement concluded
                                                  between the Parties as
                                                  recorded in this document;

          "Business"                              the subject matter of the Sale
                                                  of Business Agreement;

          "Effective Date"                        the effective date as
                                                  defined in the Sale of
                                                  Business Agreement;
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          "Implementation Date"                   the implementation date as
                                                  defined in the Sale of
                                                  Business Agreement;

          "Parties"                               the Seller and the Purchaser
                                                  collectively;

          "Purchase Price"                        the purchase price of the
                                                  Business as set out in clause
                                                  4 of the Sale of Business
                                                  Agreement;

          "Purchaser"                             Colorsmart.Com Inc., a
                                                  corporation with limited
                                                  liability incorporated in
                                                  terms of the laws of the State
                                                  of Tennessee, United States of
                                                  America with registered office
                                                  at 537 Myatt Drive, Madison,
                                                  Tennessee;

          "Sale of Business Agreement"            the agreement entered into by
                                                  and between the Parties for
                                                  the sale of the business
                                                  conducted under the name of
                                                  "Top Copy", by the Seller to
                                                  the Purchaser signed by the
                                                  Seller on 18 May 1999 in Cape
                                                  Town and signed by Purchaser
                                                  on 20 May 1999 in Madison,
                                                  Tennessee, as amended by the
                                                  First Amendment to the
                                                  Agreement concluded on 29 June
                                                  1999 and the Second Amendment
                                                  to the Agreement concluded on
                                                  25 September 1999, as annexed
                                                  hereto marked "A";

          "Seller" Topy Copy CC, a close corporation duly incorporated in terms of the Close
                                                  Corporation Act of South
                                                  Africa with registration
                                                  number CK 88/04604/23;

          "Signature Date"                        the date on which this
                                                  Agreement is signed by the
                                                  last signing of the Parties
                                                  hereto.
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                                                                          Page 4


     1.4 If any provision in a definition is a substantive provision conferring rights or imposing obligations on either Party then, notwithstanding that such provision appears only in a definition clause, effect shall be given thereto as if it were a substantive provision in the body of this Agreement.

     1.5 All provisions contained in the Annexures hereto shall be deemed to be incorporated in, and to form part of, this Agreement as fully and effectually as if specifically incorporated herein and each expression defined In this Agreement shall have the same meaning where used in any of the Annexures.

2.   RECORDAL

     2.1 The Purchaser and the Seller agreed to enter into the First Amendment to the Agreement which was concluded on 29 June 1999 to extend the deadline for the fulfillment of the condition precedent contained in clause 2.1 of the Sale of Business Agreement from 30 June 1999 to 9 July 1999. Subsequently, the Seller and the Purchasers entered into the Second Amendment to the Agreement to change the Implementation Date and Effective Date from 25 August 1999 to 25 September 1999.

     2.2 Notwithstanding the above, the Sale of Business Agreement has lapsed due to the non-fulfillment of the condition precedent contained in clause 2.3 of the Sale of Business Agreement. The Parties are, however, desirous of reinstating the Sale of Business Agreement subject to the terms of this Agreement which serve to amend the Sale of Business Agreement.

     2.3 The Purchaser has requested that the Effective Date and Implementation Date be amended to reflect 19 November as the new Effective Date and Implementation Date.

3.   REINSTATEMENT OF SALE OF BUSINESS AGREEMENT

          The Parties agree that the Sale of Business Agreement is hereby reinstated with full force and effect from the Signature Date save that, and subject to, the terms of this
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                                                                          Page 5


          Agreement which hereby amend, where applicable, the Sale of Business Agreement.

4.   INTEREST ON PURCHASE PRICE

     The Parties hereby agree that interest shall be payable on the full amount of the Purchase Price at a rate of 6.5% (six and a half per centum) per annum, calculated daily, from 25 August 1999 to the date of payment of the full amount of the Purchase Price, and such interest shall be paid together with the Purchase Price.

5.   CHANGE OF EFFECTIVE DATE AND IMPLEMENTATION DATE

     The Parties hereby amend the Agreement as follows:

     5.1 The definition of "effective date" in clause 1.2.5 is amended to read "means the close of business on 19 November 1999".

     5.2 The definition of "implementation date" in clause 1.2.6 is amended to read "means close or business on 19 November 1999".

6.   AMENDMENT OF CLAUSE 2.1 OF SALE OF BUSINESS AGREEMENT

     It being recorded that a management agreement has been concluded between Colorsmart.Com Inc. and Dimitri Haralambous, the Parties hereby amend the Sale of Business Agreement by deleting clause 2.1 and replacing it with the following:

     "2.1 This agreement is subject to the suspensive condition contained in clause 2.3."

7.   BREACH

     7.1 The Parties hereby amend clause 13 of the Sale of Business Agreement by adding a new clause 13.3 to the Sale of Business Agreement which reads as follows:

          "13.3 Notwithstanding the provisions of Causes 13.1 and 13.2, the parties hereby agree that should the purchaser fail to pay the full amount or the purchase price on or before the effective date (being 19 November 1999) or fail to fulfill the condition precedent contained in clause 2.3 of this agreement, or
                otherwise breach any provision of this agreement, the seller shall be entitled to either:
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               13.3.1 cancel the agreement by written notice to the purchaser to such effect and claim damages from the purchaser for the loss, including consequential loss, suffered by the seller, arising out of such breach and/or cancellation; or

8. RIGHT OF NOMINATION

     It is recorded that the Parties wish to give the Purchaser a right of nomination in terms of the Sale of Business Agreement and hereby amend the Sale of Business Agreement by adding a new clause 21 which reads as follows:

     "21.1 The purchaser shall be entitled to nominate a company in which it is the sole beneficial shareholder as the purchaser of the business in terms of this agreement provided that it shall exercise such right by way of giving to the seller notice of its nomination by no later than 30 (thirty) calendar days after the effective date wherein the identity of its nominee shall be set out and which notice shall be accompanied by true copies of the nomination, and of the acceptance of its nomination by, the nominee.
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     21.2 Should the purchaser exercise its right of nomination hereunder its nominee shall, with effect from the signature date hereof, be deemed substituted in the place of the purchaser as the purchaser of the business under this agreement whereupon all references in this agreement to the "purchaser" shall, unless otherwise required by the context, be deemed to be references to such nominee and whereupon, further, any acts performed by the purchaser prior to such deemed substitution, shall be deemed to have been performed by such nominee.

     21.3 In the event that a nominee is substituted as the purchaser as contemplated above, the purchaser hereby binds itself as surety for and co-principal debtor with such nominee for the performance of all its obligations in terms of this agreement."

9.   COUNTERPARTS

     This Agreement may be entered into any number of counterparts and by the Parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

10.  GENERAL

     10.1 This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof, No agreements, guarantees or representations, whether verbal or in writing, have been concluded, issued or made, upon which either party is relying in concluding this Agreement, save to the extent set out herein.

     10.2 The headings appearing in this Agreement have been used for reference purposes only and will not affect its interpretation.

     10.3 No waiver, indulgence, leniency or extension of time which a party (the "Grantor") may grant or show to the other, will in any way prejudice the Grantor or preclude the Grantor from exercising any of his rights in the future.

     10.4 If any particular provision and/or term of this Agreement is found to be defective or unenforceable or is cancelled for any reason (whether by any competent Court or otherwise) then the remaining provisions and/or term shall continue to be of full force or effect.
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                                                                          Page 8


     10.5 Neither party hereto shall be entitled to cede or assign any of its rights, or delegate any of its obligations hereunder without prior written consent of the other first being obtained.

     10.6 The provisions of this Agreement shall, where applicable, be binding of the executors, administrators, trustees, curators and heirs of all natural persons who are or become parties hereto.

11.  COSTS

     All costs incurred in the negotiation, drafting, conclusion and implementation of this Agreement and previous amendments to the sale of Business Agreement shall be borne by the Seller.

SIGNED on behalf of Topy Copy CC at CAPETOWN on the 8th of October 1999 in the presence of the undersigned witnesses:

AS WITNESSES:

1. /s/ ILLEGIBLE                        for: Top Copy CC
   --------------------------------

2. /s/ ILLEGIBLE                        /s/ ILLEGIBLE
   --------------------------------     ---------------------------------------
                                        Member, who warrants that he is duly
                                        authorised

SIGNED on behalf of Colorsmart.Com Inc. at ___________________________ on the ___ of ________________ 19__ in the presence of the undersigned witnesses:

AS WITNESSES:

1.                                      for: Colorsmart.Com Inc.
   --------------------------------

2. /s/ ILLEGIBLE                        /s/ ILLEGIBLE
   --------------------------------     ---------------------------------------
                                        Director, who warrants that he is duly
                                        authorised